UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address of principal executive offices)		(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 6, 2016, Tesoro Logistics LP (the “Partnership”) and Tesoro Logistics GP, LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”), which provided for the issuance and sale by the Partnership (the “Offering”), and the purchase by the Underwriter, of an aggregate of 5,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a public offering price of $47.13 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriter a 30-day option to purchase up to an additional 825,000 Common Units, which the Underwriter exercised in full on June 7, 2016. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-211863), which became effective automatically upon filing with the Securities and Exchange Commission (the “SEC”) on June 6, 2016, as supplemented by the prospectus supplement, dated June 6, 2016, filed with the SEC pursuant to Rule 424(b) of the Securities Act.

The closing of the Offering occurred on June 10, 2016. The net proceeds of the Offering (including the net proceeds from the exercise of the Underwriter’s option to purchase additional Common Units from the Partnership) after deducting underwriting discounts and commissions and estimated expenses, were approximately $293.1 million. The Partnership intends to use the net proceeds from the sale of the Common Units for general partnership purposes, which may include future acquisitions, capital expenditures and additions to working capital.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, including obligations of the Partnership and the General Partner to indemnify the Underwriter for certain liabilities under the Securities Act and to contribute to payments the Underwriter may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Underwriter and its related entities have engaged, and may in the future engage, in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its related entities have performed and may perform investment and commercial banking and advisory services for the Partnership and its affiliates from time to time, for which they have received and may receive customary fees and expense reimbursement. The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Affiliates of Barclays Capital Inc. are lenders under the Partnership’s credit facility.

Item 7.01	Regulation FD Disclosure.

On June 6, 2016, the Partnership issued a press release announcing the commencement of the Offering. The press release related to this announcement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 6, 2016, the Partnership issued a press release regarding the pricing of the Offering. The press release related to this announcement is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information above under Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1, and 99.2, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of June 6, 2016, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Barclays Capital Inc.

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.

8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).

99.1*	Press release announcing equity offering issued on June 6, 2016.

99.2*	Press release announcing pricing of equity offering issued on June 6, 2016.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC,
Its general partner

By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

Index to Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of June 6, 2016, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Barclays Capital Inc.

5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.

8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).

99.1*	Press release announcing equity offering issued on June 6, 2016.

99.2*	Press release announcing pricing of equity offering issued on June 6, 2016.

*	Filed herewith